UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2021 (November 15, 2021)

ESM Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40176	98-1576763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2229 San Felipe, Suite 1300
Houston, TX 77019	77019
(Address of principal executive offices)	(Zip Code)

(713) 579-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	ESM.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	ESM	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ESM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

In preparation of ESM Acquisition Corporation’s (the “Company”) unaudited condensed financial statements for the quarterly period ended September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. The Company revised this interpretation to include temporary equity in net tangible assets. As a result, the Company expects to restate its previously filed financial statements to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its initial public offering (the “IPO”) and the related exercise of the over-allotment option. The Company’s previously filed financial statements that contained the error were reported in the Company’s Form 8-K filed with the SEC on March 18, 2021 and the Company’s Form 10-Qs for the quarterly periods ended March 31, 2021, and June 30, 2021.

On November 15, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that it is appropriate to restate (i) certain items on the Company’s previously issued audited balance sheet as of March 18, 2021, which was related to the IPO and (ii) the unaudited quarterly financial statements as of and for the periods ended March 31, 2021, and June 30, 2021 (collectively, the “Relevant Periods”). Considering such restatement, such financial statements, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon. The Company will file its Quarterly Report on Form 10-Q and for the period ended September 30, 2021, which will include the restated financial statements for the Relevant Periods. In addition, the audit report of Marcum LLP, the Company independent registered public accounting firm (the “Independent Accountants”) included in the Company’s Form 8-K filed with the SEC on March 18, 2021 should no longer be relied upon.

The Company’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based upon their evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of September 30, 2021, due to the material weakness in analyzing complex financial instruments including the proper classification of redeemable Class A ordinary shares as temporary equity.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with the Independent Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESM Acquisition Corporation

Date: November 18, 2021	By:	/s/ Sir Michael Davis
	Name:	Sir Michael Davis
	Title:	Chief Executive Officer and Director